July 12, 2016

U.S. Securities and Exchange Commission Office of the Chief Accountant

100 F Street, NE Washington, DC 20549

Grant Thornton LLP

200 South Sixth Street, Suite 1400

Minneapolis, MN 55402-1434

T 612.332.0001

F 612.332.8361

www.GrantThornton.com

Re:    Image Sensing Systems, Inc. File No. 0-26056

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Image Sensing Systems, Inc. dated July 10, 2016, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd